Exhibit 10.5

INVESTMENT PLEDGE AGREEMENT

Dated as of March 24, 2006

between

OLD DOMINION ELECTRIC COOPERATIVE,

as Pledgor

and

U.S. BANK NATIONAL ASSOCIATION

not in its individual capacity, but

solely as Owner Trustee, as Pledgee

CLOVER UNIT 1 GENERATING FACILITY

AND

COMMON FACILITIES

INVESTMENT PLEDGE AGREEMENT

This INVESTMENT PLEDGE AGREEMENT, dated as of March 24, 2006 (this “Agreement” or “Investment Pledge Agreement”), between OLD DOMINION ELECTRIC COOPERATIVE, a wholesale power supply cooperative, organized under the laws of the Commonwealth of Virginia, as pledgor (the “Pledgor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, as pledgee (the “Pledgee”).

WHEREAS, the Pledgor, State Street Bank and Trust Company (“SSB”), not in its individual capacity but solely as Owner Trustee, First Union National Bank of Florida (“First Union”) and Utrecht-America Finance Co., have entered into a Participation Agreement, dated as of February 29, 1996, as amended by (i) Amendment No. 1 to Participation Agreement, dated as of December 19, 2002, among such parties (other than First Union), Wachovia Bank, National Association (formerly known as First Union National Bank, and successor in interest to First Union) and Cedar Hill International Corp., as Series B Lender, (ii) Amendment No. 2 to Participation Agreement, dated as of December 31, 2004, among such parties (other than SSB) and Pledgee, not in its individual capacity, but solely as successor to SSB, as Owner Trustee, and (iii) Amendment No. 3 to Participation Agreement, dated as of the date hereof, among such parties (other than Cedar Hill International Corp. and Wachovia Bank, National Association), FGIC Capital Services LLC, as Series B Lender, and First Union Financial Investments, Inc., as successor in interest to Wachovia Bank, National Association, as Owner Participant (as amended, modified and supplemented from time to time, the “Participation Agreement”);

WHEREAS, the Pledgor, as lessee, and the Pledgee, as lessor have entered into the Equipment Operating Lease and the Foundation Operating Lease; and

WHEREAS, the Pledgor has entered into an Investment Agreement with FGIC Financial Services LLC (“FFS”), dated as of the date hereof (the “Investment Agreement”), which Investment Agreement the Pledgor is willing to pledge to the Pledgee to secure its obligations under the Equipment Operating Lease and the Foundation Operating Lease.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS.

Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement. All references to sections herein are to sections of this Agreement unless otherwise indicated and the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision.

SECTION 2. PLEDGE.

Section 2.1 Pledge of Investment Agreement. To secure the Secured Obligations (defined below), the Pledgor hereby transfers, assigns and pledges to the Pledgee, and grants to the Pledgee a continuing security interest in and lien on, all of the Pledgor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Investment Agreement and the Policy (including, without limitation, the right of the Pledgor to receive all amounts payable under the Investment Agreement or the Policy in accordance therewith, to give and receive any notice, consent, waiver or approval and to take any other action under the Investment Agreement and the Policy), all instruments and certificates evidencing the Investment Agreement, all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing and all proceeds of any of the foregoing (collectively, the “Pledged Collateral”).

SECTION 3. SECURED OBLIGATIONS.

The purpose of this pledge is to secure the Pledgor’s obligations (whether now or hereafter existing) under the Equipment Operating Lease and the Foundation Operating Lease to pay Basic Rent, Foundation Basic Rent, Termination Value, the Purchase Option Price, the Foundation Purchase Option Price, Walk-Away Payment, Foundation Walk-Away Payment and amounts defined by reference to Termination Value under the Equipment Operating Lease or the Foundation Operating Lease. All of the foregoing obligations shall be referred to as “Secured Obligations.”

Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be payable to the Pledgee under the Equipment Operating Lease or the Foundation Operating Lease but for the fact that they are unenforceable or not allowable due to (a) the existence of a bankruptcy, insolvency, reorganization, arrangement or moratorium involving the Pledgor or (b) other laws relating to or affecting the enforcement of creditors’ rights generally against the Pledgor.

SECTION 4. REMEDIES

Section 4.1 Rights of the Pledgee. Upon the happening and during the occurrence of any Event of Default under the Equipment Operating Lease or the Foundation Operating Lease, the Pledgee may (in addition to any other actions permitted under the other Operative Documents or by statute or at law or in equity) exercise any rights or remedies granted hereunder. The Pledgee may enforce the assignment and grant made hereby to the fullest extent possible in accordance with, and shall be entitled to all rights, remedies and benefits afforded to secured parties under, the laws of the State of New York. To the extent necessary to realize the benefit of the pledge of the Investment Agreement effected by this Agreement, the Pledgor authorizes the Pledgee to exercise any of its rights under the Investment Agreement.

Section 4.2 Filings. The Pledgor agrees that it shall, at its own expense, authorize, execute, deliver and file all financing statements necessary to perfect the Pledgee’s or any assignee’s interest in the Investment Agreement or any assignment or other document reasonably requested by the Pledgee or the Holders of the Series B Loan Certificate to perfect, protect, enforce, or otherwise give effect to the Pledgee’s rights and remedies hereunder.

Section 4.3 Attorney-in-Fact. If the Pledgor is unable or unwilling to authorize, execute or deliver such assignments, financing statements or other documents and to file financing statements or other public notices or recording with the appropriate authorities, the Pledgor hereby authorizes the Pledgee to authorize, execute and deliver as the Pledgor’s true and lawful agent and attorney-in-fact any such assignments, financing statement or other documents and to make any such filings.

Section 4.4 The Pledgee’s Duties. The powers conferred on the Pledgee hereunder are solely to protect its interest in the Investment Agreement and shall not impose any duty upon it to exercise any such powers. Except for the accounting for monies actually received by it hereunder, the Pledgee shall have no duty as to the Investment Agreement or other matters relative to the Investment Agreement, whether or not the Pledgee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Investment Agreement.

SECTION 5. DIRECTIONS OF PAYMENTS; DISCHARGE.

Section 5.1 Directions of Payment.

(a) The Pledgor has directed FFS in Section 2.3(b) of the Investment Agreement to pay directly to the Pledgee at its account identified therein, or such other place as the Pledgee notifies FFS in writing, all amounts payable to the Pledgor under the Investment Agreement.

(b) On the date hereof, the Pledgee has directed FFS to pay all amounts directed to it as contemplated by Section 5.1(a) to the Series B Lender pursuant to a payment instruction dated the date hereof (the “Series B Investment Payment Instruction”). The foregoing direction may be revoked by the Pledgee at any time following notice to FFS. Nothing in this Section 5.1(b) or the Series B Investment Payment Instruction or elsewhere shall diminish the obligation of Old Dominion to pay Rent under the Equipment Operating Lease or Foundation Rent under the Foundation Operating Lease (except to the extent satisfied through any such application of funds as provided in this Section 5.1). Old Dominion is and shall at all times remain the primary obligor in respect of all Rent under the Equipment Operating Lease and Foundation Operating Lease.

Section 5.2 The Pledgee agrees that when the Secured Obligations shall have been fully paid and discharged, the Pledgee, at the written request and cost of the Pledgor, shall immediately confirm the release of the Investment Agreement from any Lien created pursuant to this Agreement and of all claims that the Pledgee may have hereunder.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Section 6.1 Unlimited Holder. The Pledgor represents and warrants that it is the legal and beneficial owner of the Investment Agreement and that the Investment Agreement is not subject to any Lien or any other right of any third party, except as provided by the Operative Documents.

Section 6.2 Rights in the Investment Agreement. The Pledgor represents and warrants that the pledge of the Investment Agreement under this Agreement vests in the Pledgee a valid security interest in the Investment Agreement, as contemplated by this Agreement, subject to the provisions, if applicable, of Section 9-315 of the Uniform Commercial Code as in effect in New York.

SECTION 7. COVENANT OF THE PLEDGOR.

The Pledgor shall not, without the prior written consent of the Pledgee (a) sell, assign, pledge or otherwise dispose of, or grant any option with respect to, the Investment Agreement or (b) create or permit any Lien upon or with respect to the Investment Agreement, except for the pledge created hereby and the Loan Agreement.

SECTION 8. MISCELLANEOUS.

Section 8.1 Amendments and Waivers. No term, covenant, agreement or condition of this Agreement may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the party against whom enforcement of such change is sought.

Section 8.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to such party at its address set forth below or at such other address as such party may from time to time designate by written notice to the other parties hereto:

If to the Pledgor:

Old Dominion Electric Cooperative

4201 Dominion Boulevard

Glen Allen, Virginia 23060

Facsimile No.: (804) 747-3742

Telephone No.: (804) 747-0592

Attention: Senior Vice President and Chief Financial Officer

If to the Pledgee:

U.S. Bank National Association

Bank Corporate Trust Services

1 Federal Street

Boston, Massachusetts 02110

Facsimile No.: (617) 603-6568

Telephone No.: (617) 603-6667

Attention: David Ganss

                  Re: Old Dominion Electric Cooperative

with a copy to the Agent:

Utrecht-America Finance Co., as Agent for the Lenders

245 Park Avenue

New York, New York 10167

Facsimile No.: (212) 922-0969

Telephone No.: (212) 922- 7800

Attention: Corporate Finance Department

Section 8.3 Survival. All warranties, representations, indemnities and covenants made by either party hereto, herein or in any certificate or other instrument delivered by either such party or on the behalf of either such party under this Investment Pledge Agreement shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby regardless of any investigation made by either party or on behalf of either party.

Section 8.4 Successors and Assigns. (a) This Investment Pledge Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof. Each time a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement and Section 5.5 of the Participation Agreement, such successor Owner Trustee shall, without further act, succeed to all rights, duties, immunities and obligations of the predecessor Owner Trustee hereunder, and the predecessor Owner Trustee shall be released from all further duties and obligations hereunder, all without the necessity of any consent or approval by the Pledgor and without in any way altering the terms of this Investment Pledge Agreement or the rights or obligations of the Pledgee hereunder. The Pledgor shall, at its expense (except as otherwise provided in Section 5.5 of the Participation Agreement), upon receipt of written notice of the appointment of a successor Owner Trustee under the Trust Agreement, promptly make such modifications and changes to reflect such appointment as shall be reasonably requested by such successor Owner Trustee in any instruments relating to this Investment Pledge Agreement, all in form and substance reasonably satisfactory to such successor Owner Trustee.

(b) Except as expressly provided herein or in any other Operative Document, the Pledgor may not assign its interests herein without the consent of the Pledgee. Except as expressly provided herein or in the Operative Documents, the Pledgee may not assign its interests herein during the Term of the Equipment Operating Lease without the consent of the Pledgor other than pursuant to the Loan Agreement.

Section 8.5 Business Day. Notwithstanding anything herein to the contrary, if the date on which any payment is to be made pursuant to this Agreement is not a Business Day, the payment otherwise payable on such date shall be payable on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

Section 8.6 Governing Law. This Agreement shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance.

Section 8.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

Section 8.9 Headings. The headings of the sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 8.10 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by any party to whom such first party is obligated, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Agreement.

Section 8.11 Limitations of Liability. It is expressly understood and agreed by and between the Pledgor and the Pledgee and their respective successors and permitted assigns, that all representations, warranties and undertakings of the Pledgee hereunder shall be binding upon the Pledgee only in its capacity as Owner Trustee under the Trust Agreement, and neither the Pledgee in its individual capacity nor any past, present or future Affiliate, partner, officer, director, owner, shareholder, agent or employee of it or in any thereof or of any partner thereof or their legal representatives, successors or assigns shall be liable for any breach thereof; and all Persons having any claim against the Pledgee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

Section 8.12 Effectiveness of Agreement. This Agreement has been dated as of the date first above written for convenience only. This Agreement shall be effective on the date of execution and delivery by each of the Pledgee and the Pledgor.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Investment Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE, as Pledgor

By:	/s/ Robert L. Kees
Name:	Robert L. Kees
Title:	Senior Vice President and Chief Financial Officer
Date:	March 24, 2006

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, as Pledgee

By:	/s/ David Ganss
Name:	David Ganss
Title:	Assistant Vice President
Date:	March 24, 2006

Acknowledged and consented to by:

FGIC FINANCIAL SERVICES LLC

By:	/s/ Paul R. Morrison
Name:	Paul R. Morrison
Title:	Managing Director
Date:	March 24, 2006